As filed with the Securities and Exchange Commission on January 4, 1999
                                             Registration No.333-________
=========================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                         ____________________

                  REGISTRATION STATEMENT ON FORM S-8
                                 Under
                      THE SECURITIES ACT OF 1933
                         ____________________

                       HOST AMERICA CORPORATION
                       ------------------------
        (Exact name of Registrant as specified in its charter)


         DELAWARE                                      06-1168423
----------------------------                    -------------------------
(State or other jurisdiction                    (IRS Employer I.D. Number
of incorporation or organization)

                             TWO BROADWAY
                    HAMDEN, CONNECTICUT 06518-2697
                    ------------------------------
     (Address of Principal Executive Offices, Including Zip Code)


                 HOST AMERICA CORPORATION 401(K) PLAN
                 ------------------------------------
                       (Full title of the plan)

                          Geoffrey W. Ramsey
                       Host America Corporation
                             Two Broadway
                    Hamden, Connecticut 06518-2697
                            (203) 248-4100
       --------------------------------------------------------
       (Name, address and telephone number of agent for service)

                     CALCULATION OF REGISTRATION FEE
==============================================================================================
      Title                               Proposed        Proposed maximum         Amount
  of securities       Amount to       maximum offering        aggregate        of registration
to be registered   be registered(1)   price per share(2)   offering price(2)        fee(2)
----------------------------------------------------------------------------------------------
Common Stock        30,000 shares         $2.00                $60,000            $16.68
==============================================================================================

(1) The number of shares being registered is the maximum aggregate number of shares presently issuable under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the closing sale price reported by NASDAQ on December 21, 1998.

                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.
          ----------------

     The required Plan Information is included in documents being maintained and delivered by the Registrant as required by Rule 428 of the Securities Act of 1933, as amended (the "Act").

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
          -----------------------------------------------------------

     The Registrant shall provide to participants a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference in item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Act. The statement will include the address listing the title or department and telephone number to which the request is to be directed.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by this reference:

     1. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 27, 1998; and

     2.   The Registrant's Definitive Proxy Materials dated October 21,
     1998; and

     3. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 28, 1998; and

     4. Amendment No. 3 to the Registration Statement on Form SB-2 (333-50673), declared effective on July 21, 1998; and

     5. The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 27, 1998.

     All documents filed by the Registrant pursuant to Sections 12(a), 12(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     No description of the class of securities to be offered is required under this Item because of the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Company's Restated Certificate of Incorporation and amendments thereto (the "Restated Certificate") provides that the Company shall indemnify each person who is or was a director, officer or employee of the Company to the fullest extent permitted under Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.

ITEM 8.   EXHIBITS.
          --------

     The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

      5.1      Opinion of John B. Wills, Attorney at Law

     10.14 Adoption Agreement to the Host America Corporation Defined Contribution and Trust Agreement For 401(K) Plan

     24.1      Consent of John B. Wills, Attorney at Law - (Included in
               Exhibit 5.1)

     24.2      Consent of DiSanto Bertoline & Company, P.C.

ITEM 9.   UNDERTAKINGS.
          ------------

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in an amendment by those paragraphs is included in periodic reports filed by the Registration pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 12(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Hamden, State of Connecticut on January 4, 1999.

                              HOST AMERICA CORPORATION
                              Registrant


                              By /s/ GEOFFREY W. RAMSEY
                               -----------------------------------------
                                 Geoffrey W. Ramsey, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                           Date
---------                  -----                           ----


 /s/ GEOFFREY W. RAMSEY    President, Director, Chief      January 4, 1999
-------------------------- Executive Officer and Principal ---------------
Geoffrey W. Ramsey         Financial and Accounting Officer


 /s/ DAVID J. MURPHY       Vice President and Director     January 4, 1999
-------------------------                                  ---------------
David J. Murphy


 /s/ ANNE L. RAMSEY        Secretary and Director          January 4, 1999
-------------------------                                  ---------------
Anne L. Ramsey


/s/ THOMAS P. EAGAN, JR.   Director                        January 4, 1999
-------------------------                                  ---------------
Thomas P. Eagan, Jr.


/s/ ROBERT C. VAUGHAN      Director                        January 4, 1999
-------------------------                                  ---------------
Robert C. Vaughan


/s/ PATRICK J. HEALY       Director                        January 4, 1999
-------------------------                                  ---------------
Patrick J. Healy


/s/ JOHN D'ANTONA          Director                        January 4, 1999
-------------------------                                  ---------------
John D'Antona